Exhibit 5.3

July 30, 2010

Rayonier TRS Holdings Inc.

50 North Laura Street

Jacksonville, Florida 32202

Rayonier Inc.

50 North Laura Street

Jacksonville, Florida 32202

Rayonier Operating Company LLC

50 North Laura Street

Jacksonville, Florida 32202

Ladies and Gentlemen:

We have acted as special counsel to Rayonier TRS Holdings Inc., a Delaware corporation (the “Company”), Rayonier Inc., a North Carolina corporation (“Rayonier”), and Rayonier Operating Company LLC, a Delaware limited liability company (“ROC”), in connection with the preparation of Post-Effective Amendment No. 1 (“Amendment No. 1”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company, Rayonier and ROC under the Securities Act of 1933, as amended (the “Securities Act”), to the Registration Statement on Form S-3 (No. 333-162959) (as amended, the “Registration Statement”), to which this opinion is an exhibit. Amendment No. 1 relates to the addition of ROC as a guarantor of the 4.50% Senior Exchangeable Notes due 2015 of the Company (the “Notes”). The Notes were issued pursuant to, and governed by, an Indenture dated as of August 12, 2009, as amended by the First Supplemental Indenture dated as of July 29, 2010 (as amended, the “Indenture”), among the Company, Rayonier, ROC and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

We have examined the Registration Statement, the Indenture and the form of the Notes, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company, Rayonier and ROC.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the guarantee of the Notes by ROC has been duly authorized and constitutes a valid and legally binding obligation of ROC, enforceable against ROC in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing.

We express no opinion with respect to the enforceability of provisions in the Indenture or the Notes with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law. To the extent that the Company’s obligation to make adjustments under Section 4.1(c) of the Indenture is considered a penalty, the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The opinions expressed herein are limited to matters arising under the laws of the State of New York, the Delaware Limited Liability Company Act and, to the extent specifically identified herein, the federal laws of the United States of America.

We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.

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